EXHIBIT 99.1

                                                           NEWS RELEASE
SYSCO Corporation                                          ------------
1390 Enclave Parkway
Houston, Texas 77077-2099
(281) 584-1390
                                                           FOR MORE INFORMATION
                                            CONTACT:       John Palizza
                                                           Assistant Treasurer
                                                           281-584-1308

      SYSCO POSTS 26TH CONSECUTIVE YEAR OF RECORD SALES AND EARNINGS GAINS
      --------------------------------------------------------------------
           FOURTH QUARTER EPS RISES 19% ON STRONGER REAL SALES GROWTH;
                  20-MILLION-SHARE REPURCHASE PROGRAM ANNOUNCED

     HOUSTON, JULY 31, 2002 -- SYSCO Corporation (NYSE: SYY) today announced results for its fourth quarter of fiscal year 2002, its 105th consecutive quarter of sales and earnings increases, and for the fiscal year ended June 29, 2002, which also marked the 26th year in a row that the company has achieved sales and earnings increases.

FOURTH QUARTER HIGHLIGHTS:
-------------------------
     o Diluted earnings per share rose 19.2%, to $0.31 compared to $0.26 in the same period last year
     o Net earnings climbed 18.2% to $206 million vs. $174 million in last year's fourth quarter
     o Sales increased 9.0% to $6.3 billion vs. $5.8 billion in last year's fourth quarter
     o    Real sales grew 5.2% compared to last year's fourth quarter
     o Marketing associate-served sales as a percentage of traditional broadline sales increased to 57.7% from 56.1%
     o SYSCO Brand items accounted for 56.2% of marketing associate-served sales and 48.6% of all traditional broadline company sales

FISCAL YEAR HIGHLIGHTS:
----------------------
     o Diluted earnings per share increased 14.8%, to $1.01 compared to $0.88 last year
     o Net earnings increased 13.9% to $680 million vs. $597 million last year
     o Sales reached $23.4 billion, a 7.2% gain compared to the $21.8 billion last year
     o    Real sales grew 2.7% compared to last year
     o Marketing associate-served sales as a percentage of traditional broadline sales increased to 56.3% from 54.5%
     o SYSCO Brand items accounted for 55.9% of marketing associate-served sales and 48.3% of all traditional broadline company sales

     Charles H. Cotros, SYSCO's chairman and chief executive officer, said, "I am extremely proud of the strong performance of our company. Especially gratifying was our robust 5.2 percent real sales growth in the final quarter of what I consider one of the most challenging fiscal years in SYSCO's history. Our results for fiscal 2002 are further enhanced by the fact that we are comparing this year's results with sales and earnings increases last year that were among the highest in SYSCO's history." Mr. Cotros also noted that food cost inflation and acquisitions contributed 1.1 percent and 3.4 percent, respectively, to SYSCO's 7.2 percent fiscal 2002 sales growth. For the fourth quarter food cost deflation was 1.7 percent and acquisitions contributed 5.5 percent to SYSCO's
9.0 percent nominal sales growth.

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

     "Fiscal 2002 began with a recognizable slowing of the economy and was immediately followed by the tragedies of September 11th," continued Mr. Cotros. "We stated during that period that providing superior customer service was vital in preserving customer relationships and would allow SYSCO to gain market share as sales improved. Our marketing associates (MA's) provide a distinct competitive advantage. They continue to demonstrate to our customers the quality and benefits of SYSCO Brand products and our menu of value-added services. As business activity strengthened during our fourth fiscal quarter it was evident those efforts had positioned us well and produced strong results for both the quarter and the year."

     Mr. Cotros also announced that SYSCO's Board of Directors has approved the repurchase of an additional 20 million shares of the company's stock. The Board last approved the repurchase of 16 million shares in September 2001 and approximately 5.6 million shares remain available for repurchase under that authorization. The new authorization by the Board will result in a total of approximately 25.6 million shares authorized for repurchase.

     "In the last 10 years we have announced and completed all previous Board authorized share repurchases, an investment of more than $2.4 billion for more than 202 million shares," Mr. Cotros stated. "This 20 million share authorization by our Board recognizes SYSCO's strong balance sheet and favorable cash flow position as well as their confidence in management's ability to continue to profitably grow the business for both the near- and long-term. It also is a statement that we remain committed to a strategy of prudently repurchasing shares."

     "Our mission is to help our customers succeed," concluded Mr. Cotros. "They depend on us daily for our superior customer service and our menu of value-added services. The entire family of 46,000 associates are to be commended for their commitment to our mission and for their role in SYSCO's strong performance in fiscal 2002."

     Richard J. Schnieders, SYSCO's president and chief operating officer, added, "During fiscal 2002 our core strategies also permitted us to leverage our strong balance sheet and cash flow position to expand our presence in North America. We successfully grew sales while also controlling expenses, especially in the warehouse and delivery portions of our business. The acquisition of SERCA Food Service, Inc. enhanced our Canadian distribution network to cover all of Canada. We also increased our U.S. presence by opening broadline fold-out operations in Sacramento, California and Columbia, South Carolina, with another scheduled to be operational this fall in Las Vegas. We have been pleased with the success of the fold-out strategy and therefore will expand it to our specialty meat locations, allowing more broadline companies to have access to Buckhead Beef and Newport Meat premium brands."

     Mr. Schnieders also stated that SYSCO has completed a preliminary assessment of existing goodwill for impairment in accordance with Statement of Accounting Standards (SFAS) No. 142 "Goodwill and Other Intangible Assets" which the company intends to adopt in the first quarter of fiscal 2003. Based on this assessment, SYSCO believes it has no impairment on its goodwill. Under SFAS No. 142, the company's goodwill will not be subject to amortization but will be tested for impairment annually. The company's after-tax goodwill amortization expense in fiscal 2002 was approximately $15 million, or $0.02 per share.

     Mr. Schnieders concluded by saying, "We have many exciting projects and opportunities ahead of us: initiatives to enhance supply chain efficiencies, technology innovations and the benefits of recent acquisition integration. We are firmly positioned to maintain our industry leadership and continue to gain market share."

     SYSCO is the largest foodservice marketing and distribution organization in North America, providing food and related products and services to approximately 400,000 restaurants, healthcare and educational facilities, lodging establishments and other foodservice customers. SYSCO's operations are located throughout the United States and Canada and include broadline companies, specialty produce, meat and hotel supply operations and SYGMA, the company's chain restaurant distribution subsidiary. For more information about SYSCO visit the company's Internet home page at www.sysco.com.

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                                       6

The comparative financial data for the fourth quarter of fiscal years 2002 and 2001 are summarized below.

($000 omitted except for per share data)                                        FOR THE 13-WEEK PERIOD ENDED
                                                                                ----------------------------
                                                                       JUNE 29, 2002                  JUNE 30, 2001
                                                                       -------------                  -------------
SALES                                                                   $ 6,310,536                    $ 5,789,297

Costs and expenses
Cost of sales                                                             5,046,832                      4,638,338
Operating expenses                                                          914,900                        849,500
Interest expense                                                             16,202                         17,843
Other, net                                                                     (869)                         1,567
                                                                       -------------                  -------------
TOTAL COSTS AND EXPENSES                                                  5,977,065                      5,507,248
                                                                       -------------                  -------------

EARNINGS BEFORE INCOME TAXES                                                333,471                        282,049
Income taxes                                                                127,553                        107,884
                                                                       -------------                  -------------
NET EARNINGS                                                            $   205,918                    $   174,165
                                                                       =============                  =============

BASIC EARNINGS PER SHARE                                                $      0.31                    $      0.26
                                                                       =============                  =============

DILUTED EARNINGS PER SHARE                                              $      0.31                    $      0.26
                                                                       =============                  =============


AVERAGE SHARES OUTSTANDING                                              657,637,781                    667,925,830
                                                                       =============                  =============

DILUTED AVERAGE SHARES OUTSTANDING                                      667,725,856                    679,805,029
                                                                       =============                  =============




The comparative segment sales data for the fourth quarter of fiscal years 2002 and 2001 are summarized below.

($000)                                                                          FOR THE 13-WEEK PERIOD ENDED
                                                                                ----------------------------
                                                                       JUNE 29, 2002                  JUNE 30, 2001
                                                                       -------------                  -------------
SALES

Broadline                                                               $ 5,195,750                    $ 4,752,840
SYGMA                                                                       714,460                        632,371
Other                                                                       455,805                        442,138
Intersegment Sales                                                          (55,479)                       (38,052)
                                                                       -------------                  -------------


TOTAL SALES                                                             $ 6,310,536                    $ 5,789,297
                                                                       =============                  =============



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                                       7

The comparative financial data for the 52 weeks of fiscal years 2002 and 2001 are summarized below.

($000 omitted except for per share data)                                        FOR THE 52-WEEK PERIOD ENDED
                                                                                ----------------------------
                                                                       JUNE 29, 2002                  JUNE 30, 2001
                                                                       -------------                  -------------
TOTAL SALES                                                             $23,350,504                    $21,784,497

Costs and expenses
Cost of sales                                                            18,722,163                     17,513,138
Operating expenses                                                        3,467,379                      3,232,827
Interest expense                                                             62,897                         71,776
Other, net                                                                   (2,805)                           101
                                                                       -------------                  -------------
TOTAL COSTS AND EXPENSES                                                 22,249,634                     20,817,842
                                                                       -------------                  -------------

EARNINGS BEFORE INCOME TAXES                                              1,100,870                        966,655
Income taxes                                                                421,083                        369,746
                                                                       -------------                  -------------
NET EARNINGS                                                            $   679,787                    $   596,909
                                                                       =============                  =============


BASIC EARNINGS PER SHARE                                                $      1.03                    $      0.90
                                                                       =============                  =============

DILUTED EARNINGS PER SHARE                                              $      1.01                    $      0.88
                                                                       =============                  =============

AVERAGE SHARES OUTSTANDING                                              661,808,432                    665,551,228
                                                                       =============                  =============

DILUTED AVERAGE SHARES OUTSTANDING                                      673,445,783                    677,949,351
                                                                       =============                  =============



The comparative segment sales data for the 52 weeks of fiscal years 2002 and 2001 are summarized below.

($000)                                                                          FOR THE 52-WEEK PERIOD ENDED
                                                                                ----------------------------
                                                                       JUNE 29, 2002                  JUNE 30, 2001
                                                                       -------------                  -------------
SALES

Broadline                                                               $19,163,449                    $18,106,843
SYGMA                                                                     2,671,110                      2,415,839
Other                                                                     1,707,229                      1,377,987
Intersegment Sales                                                         (191,284)                      (116,172)
                                                                       -------------                  -------------

TOTAL SALES                                                             $23,350,504                    $21,784,497
                                                                       =============                  =============



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                                       8

FORWARD-LOOKING STATEMENTS

     Certain statements made herein are forward-looking statements under the Private Securities Litigation Reform Act of 1995. They include statements regarding SYSCO's ability to continue to profitably grow its business, potential future share repurchases under the share repurchase program, implementation, timing and the expected impact of "fold-out" operations and acquisitions, enhanced supply chain efficiencies, technology and logistic applications, and SYSCO's ability to maintain its position as industry leader and continue to gain market share. These statements involve risks and uncertainties and are based on management's current expectations and estimates; actual results may differ materially. Those risks and uncertainties that could impact these statements include the risks relating to the foodservice distribution industry's relatively low profit margins and sensitivity to general economic conditions, including the current economic environment; SYSCO's leverage and debt risks; the successful completion of acquisitions and integration of acquired companies; the risk of interruption of supplies due to lack of long-term contracts, severe weather, work stoppages or otherwise; and internal factors such as the ability to control expenses. In addition, the decision to pursue acquisitions and "fold-outs" could vary due to construction schedules and the timing of other expenditures, while the implementation and timing of "fold-out" operations and acquisitions could be impacted by competitive conditions, labor issues, weather, satisfactory completion of due diligence and other matters. Share repurchases could be affected by market prices for the Company's securities as well as management's decision to utilize its capital for other purposes. For a discussion of additional factors that could cause actual results to differ from those described in the forward-looking statements, see the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001 as filed with the Securities and Exchange Commission.

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